EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the MSWF Commercial Mortgage Trust 2023-2 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Trimont LLC, as Master Servicer on and after March 1, 2025, Argentic Services Company LP, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, BellOak, LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Trimont LLC, as Primary Servicer of the 3800 Horizon Boulevard Mortgage Loan on and after March 1, 2025, Argentic Services Company LP, as Special Servicer of the 3800 Horizon Boulevard Mortgage Loan, Computershare Trust Company, National Association, as Trustee of the 3800 Horizon Boulevard Mortgage Loan, Computershare Trust Company, National Association, as Custodian of the 3800 Horizon Boulevard Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor of the 3800 Horizon Boulevard Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant of the 3800 Horizon Boulevard Mortgage Loan, Trimont LLC, as Primary Servicer of the Metroplex Mortgage Loan on and after March 1, 2025, Argentic Services Company LP, as Special Servicer of the Metroplex Mortgage Loan, Computershare Trust Company, National Association, as Trustee of the Metroplex Mortgage Loan, Computershare Trust Company, National Association, as Custodian of the Metroplex Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor of the Metroplex Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant of the Metroplex Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer of the Rhino Retail Portfolio 2 Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer of the Rhino Retail Portfolio 2 Mortgage Loan, Computershare Trust Company, National Association, as Trustee of the Rhino Retail Portfolio 2 Mortgage Loan, Computershare Trust Company, National Association, as Custodian of the Rhino Retail Portfolio 2 Mortgage Loan, BellOak, LLC, as Operating Advisor of the Rhino Retail Portfolio 2 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer of the RTL Retail Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer of the RTL Retail Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee of the RTL Retail Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian of the RTL Retail Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor of the RTL Retail Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer of the Westfarms Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer of the Westfarms Mortgage Loan, Wilmington Trust, National Association, as Trustee of the Westfarms Mortgage Loan, Computershare Trust Company, National Association, as Custodian of the Westfarms Mortgage Loan, BellOak, LLC, as Operating Advisor of the Westfarms Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer of the Philadelphia Marriott Downtown Mortgage Loan, LNR Partners, LLC, as Special Servicer of the Philadelphia Marriott Downtown Mortgage Loan, Computershare Trust Company, National Association, as Trustee of the Philadelphia Marriott Downtown Mortgage Loan, Computershare Trust Company, National Association, as Custodian of the Philadelphia Marriott Downtown Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor of the Philadelphia Marriott Downtown Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer of the Fashion Valley Mall Mortgage Loan, LNR Partners, LLC, as Special Servicer of the Fashion Valley Mall Mortgage Loan, Computershare Trust Company, National Association, as Trustee of the Fashion Valley Mall Mortgage Loan, Computershare Trust Company, National Association, as Custodian of the Fashion Valley Mall Mortgage Loan, and Pentalpha Surveillance LLC, as Operating Advisor of the Fashion Valley Mall Mortgage Loan.

Dated: March 17, 2026

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)